EIGHTH AMENDMENT TO PARTICIPATION AGREEMENT

THIS EIGHTH AMENDMENT TO PARTICIPATION AGREEMENT is made effective this 1st day of November, 2013, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”), FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“First GWL&A”), DREYFUS INVESTMENT PORTFOLIOS, THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC., DREYFUS STOCK INDEX FUND, INC. and DREYFUS VARIABLE INVESTMENT FUND (the “Funds”), collectively the “Parties”. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, GWL&A, First GWL&A and the Funds are parties to a Fund Participation Agreement dated December 31, 1998, as amended from time to time (the “Agreement”);

WHEREAS, First Great-West Life & Annuity Insurance Company has been renamed Great-West Life & Annuity Insurance Company of New York. and

WHEREAS, the Parties to the Agreement desire to add additional contracts and separate Accounts;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.

All references to First Great-West Life & Annuity Insurance Company and First GWL&A are hereby deleted, and replaced with Great-West Life & Annuity Insurance Company of New York and GWL&A-NY, respectively.

2.	Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.

3.	All references to the “GWL&A Account” now includes the COLI VUL-14 Series Account.

IN WITNESS WHEREOF, the Parties have executed this Amendment.

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  Eighth Amendment to Fund Participation Agreement

  November 1, 2013

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY By its authorized officer, By: /s/ Susan Gile Name: Susan Gile Title: VP - Individual Markets Date: 11-4-2013
GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY OF NEW YORK By its authorized officer, By: /s/ Ron Laeyendecker Name: Ron Laeyendecker Title: Senior Vice President Date: 11-4-2013
ON BEHALF OF THE DREYFUS FUNDS LISTED ABOVE AS PARTIES TO THE AGREEMENT By its authorized officer, By: /s/ Bradley J. Skapyak Name: Bradley J. Skapyak Title: President Date: 12/5/13

SCHEDULE A

Contracts	Form Numbers

AICPA Variable Annuity	J438

Individual Flexible Premium Variable Universal Life Insurance	J355, J355NY, J350, J50rev J500, J500NY PPVUL – NY PPVUL ICC13-J600/J600

Varifund Variable Annuity Account Prestige Variable Life Account	V30000, VA40000, VPP50000 CL 1035-99

Separate Accounts

Maxim Series Account

COLI VUL-2 Series Account (GWL&A)

COLI VUL-4 (GWL&A)

COLI VUL-7 Series Account (GWL&A) (an unregistered Separate Account)

COLI VUL-14 Series Account (GWL&A) (an unregistered Separate Account)

COLI VUL-1 Series Account (GWL&A-NY) (an unregistered Separate Account)

COLI VUL-2 Series Account (GWL&A-NY)

COLI VUL-4 (GWL&A-NY)

Varifund Variable Annuity Account (GWLA)

Prestige Variable Life Account (GWLA)

3